EXHIBIT 5.1 - Opinion of Hand & Hand, P.C.

HAND & HAND, a professional corporation

24351 Pasto Road, #B

Dana Point, California 92629

(949) 489 2400

(949) 489-0034

March 6, 2008

Board of Directors

Longwei Petroleum Investment Holding Limited

30 Guanghau Street, Xiaojingyu Xiang, Wan Bailin District

Taiyuan City, Shanxi Province, Shanxi, China 030024

Re:

Registration Statement on Form S-1/A (the "Registration Statement"), amendment No. 3.

Gentlemen:

You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 8,370,000 shares of common stock ("Shares") to be offered by the selling stockholders and the noteholders, all as further described in the Registration Statement proposed to be filed with the U.S. Securities and Exchange Commission.

As your counsel, we have reviewed and examined:

1.

The Certificate of Incorporation of the Corporation;

2.

The Bylaws of the Corporation;

3.

A copy of certain resolutions of the Corporation; and

4.

The Registration Statement, as proposed to be filed

In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement will be legally issued, fully paid and nonassessable.

This opinion is limited to: (i) the federal laws of the United States of America, including statutory provisions and reported judicial decisions interpreting those laws; and (ii) the laws of the State of Colorado, including statutory provisions, applicable provisions of the Colorado Constitution and reported judicial decisions interpreting those laws.  No opinion is expressed herein as to the application of state securities or Blue Sky laws.

We consent to the reference to our firm name in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement.  In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HAND & HAND

a professional corporation